UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

November 7, 2007
(Date of report)

November 1, 2007
(Date of earliest event reported)

Sotheby's
(Exact name of registrant as specified in its charter)

Delaware	1-9750	38-2478409
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

1334 York Avenue
New York, NY		10021
(Address of principal executive offices)		(Zip Code)

(212) 606-7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

      The Board of Directors (the “Board”) of Sotheby’s has approved certain changes in compensation for non-employee members of the Board, other than the Chairman of the Board, effective November 1, 2007. The annual stock compensation was increased from $35,000 to $45,000, the fee per meeting of the Board or Board Committee was increased from $1,000 to $1,500, the annual fee for the Chairman of the Compensation Committee was increased from $5,000 to $7,500 and the annual fee for the Chairman of the Audit Committee was increased from $10,000 to $12,500. The annual cash compensation for non-employee Directors, other than the Chairman of the Board, remains unchanged at $25,000.

      On November 6, 2007, the Board of Directors of Sotheby’s approved the First Amendment to the Sotheby’s Stock Compensation Plan for Non-Employee Directors in order, among other things, to reflect the increase in the annual stock compensation for non-employee Directors, other than the Chairman of the Board, from $35,000 to $45,000 and to implement a ten year term for the plan beginning May 6, 2007. The Company will file a copy of this amendment as an exhibit to its Annual Report on Form 10-K for the year ending December 31, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOTHEBY'S

By:	/s/ Kevin M. Delaney

Kevin M. Delaney
Vice President, Corporate
Controller and Chief
Accounting Officer

Date:	November 7, 2007